EXHIBIT 10.4

AMENDMENT TO ASSET PURCHASE AGREEMENT

    This Amendment to Asset Purchase Agreement ("Amendment"), dated as of the 15th day of December, 2003, is entered by and between Rock of Ages Kentucky Cemeteries, LLC, a Delaware limited liability company ("Seller"), and Saber Management-Kentucky, LLC, an Indiana limited liability company ("Buyer").

     WHEREAS, the Seller and Saber Management, L.L.C., an Indiana limited liability company, entered into an Asset Purchase Agreement dated July 28, 2003 (the "Asset Purchase Agreement"), pursuant to which the Seller agreed to sell, and Saber Management, L.L.C. agreed to purchase, substantially all of the assets of Seller used and useful in the operation of the Cemeteries (as that term is defined in the Asset Purchase Agreement);

     WHEREAS, Saber Management, L.L.C. assigned its rights and interests in the Asset Purchase Agreements to Buyer, and Buyer assumed Saber Management, L.L.C.'s obligations under the Asset Purchase Agreement, pursuant to an Assignment dated August 27, 2003 (the "Assignment");

     WHEREAS, Seller and Buyer entered into an Extension Agreement dated September 30, 2003, which extended the time for closing under the Asset Purchase Agreement to December 15, 2003 (the "Extension Agreement");

     WHEREAS, Buyer has requested and Seller has agreed to amend the terms of payment of the Purchase Price, upon the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein, and of the mutual promises, covenants, representations and warranties contained herein and in the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1.   Consideration for Assets. Section 1.2 of the Asset Purchase Agreement is hereby amended by deleting the first sentence of that section and replacing it with the following:

          "As consideration for the purchase of the Assets and for the other covenants and agreements of Seller, Buyer shall pay to Seller the sum of $6,750,000.00 (the "Purchase Price") as follows: Buyer paid Seller a non-refundable deposit of $100,000.00 on September 30, 2003, pursuant to the Extension Agreement, which amount shall be applied against the Purchase Price at Closing; on the Closing Date, Buyer shall pay Seller the sum of $1,400,000.00 in cash and shall deliver a promissory note in the amount of $5,250,000.00 to the Seller, which promissory note shall be in the form attached hereto as Exhibit A (the "Promissory Note"); and, on the Closing Date. Buyer shall assume the liabilities set forth on Schedule 1.2. The Promissory Note shall be secured by a mortgage on the Cemeteries, a security interest in all of the personal property included in the Assets, and guaranties of David A. Sullivan and Saber Management, L.L.C."

     2.    Deliveries to Seller. Section 9.3 of the Asset Purchase Agreement is hereby amended by deleting Subsection 9.3(a) and replacing it with the following:

            "(a)   Cashier's check, certified check or wire transfer of funds in the amount of $1,400,000.00;

              (b)   The Promissory Note referred to in Section 1.2;

              (c)   Mortgages on the Cemeteries to secure the Promissory Note in the form attached hereto as Exhibit B;

              (d)   A Security Agreement granting Seller a security interest in all of the personal property included in the Assets in the form attached hereto as Exhibit C;

              (e)   UCC Financing Statements, in the form attached hereto as Exhibit D, to perfect the security interest granted under the Security Agreement referred to in Section 9.3(d) above;

               (f)   Guaranty of David A. Sullivan, personally guaranteeing the Promissory Note in the form attached hereto as Exhibit E;

               (g)  Guaranty of Saber Management, L.L.C., guaranteeing the Promissory Note in the form attached hereto as Exhibit F;

               (h)  Loan Agreement in the form attached hereto as Exhibit G;"

              Subsections 9.3(b) through (e) are hereby renumbered as 9.3(i) through (l), respectively.

      3.    Additional Covenants of Buyer. The following covenants are hereby added to the Asset Purchase Agreement as new Section 6.3 and 6.4, respectively:

            "6.3    Wavier of Claims. Until such time as Buyer has paid the Promissory Note in full, Buyer waives its right to make any claims against Seller for any reason under this Agreement. This waiver shall automatically terminate once the Promissory Note is paid in full.

              6.4    Liquidates Damages. In the event Buyer defaults under the Promissory Note, the cash payments totaling $1,500,000.00 shall be non-refundable and shall be retained by Seller as liquidated damages for breaching this Agreement, in addition to any other rights and remedies Seller may have under the Promissory Note, the Loan Agreement, the Mortgage or the Security Agreement. In addition, Purchaser waives any statutory or other right of redemption that it may have with respect to such cash payments."

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       4.    Payments of Expenses. Section 11.3 of the Asset Purchase Agreement is hereby amended by adding the following sentence to the end of that section:

              "Buyer agrees to pay the reasonable attorney fees and other expenses incurred by Seller and Seller's lenders relating to the Promissory Note and related loan documents."

       5.    Other Terms and Conditions Remain Unchanged. Except as modified by this Amendment, the others terms and conditions of the Asset Purchase Agreement, as modified by the Assignment and the Extension Agreement, shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SELLER:

ROCK OF AGES KENTUCKY CEMETERIES, LLC, a Delaware limited liability company

By: /s/ Kurt M. Swenson Kurt M. Swenson, Chairman and Chief Executive Officer

BUYER:

SABER MANAGEMENT-KENTUCKY, LLC, an Indiana limited liability company

By: /s/ David A. Sullivan David A. Sullivan, President

EXHIBIT 10.5

PROMISSORY NOTE

$5,250,000	December 16, 2003

    FOR VALUE RECEIVED, SABER MANAGEMENT-KENTUCKY, LLC ("Maker") having an address of c/o Saber Management, LLC, 612 Webster Street, Kokomo, Indiana 46901, promises to pay to the order of ROCK OF AGES KENTUCKY CEMETERIES, LLC, a Delaware limited liability company ("Holder"), in lawful money of the United States, at c/o Rock of Ages Corporation, 369 North State Street, Concord, New Hampshire 03301 or at such place as Holder may designate in writing, the principal sum of FIVE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($5,250,000.00), with interest from the date hereof until paid at the rate of eight percent (8%) per annum.

     This Note shall be paid in one lump sum payment of the unpaid balance of principal and accrued and unpaid interest due on January 15, 2004.

    Delinquent payments of principal and/or interest shall bear interest, until paid in full, at a higher rate equal to the rate specified above plus two percent (2%), with the extra interest being payable on demand; provided, however, in no event shall such higher rate exceed the maximum rate allowed by law.

    If any scheduled payment date falls on a nonbanking day, then the payment date shall be automatically extended to the first succeeding banking day.

    Maker further agrees as follows:

    1.    If this Note is referred to an attorney for collection or is collected through any court (including bankruptcy court), all reasonable attorneys' fees and court costs associated with such collection or attempted collection shall be paid by Maker.  All such fees and costs shall bear interest at the rate applicable to this Note from the date paid or incurred.

    2.   All payments (including prepayments) on this Note shall be applied first to interest and then to principal.

    3.   The outstanding principal of this Note may be prepaid at any time in whole or in part without penalty or premium.

    4.   Maker represents and warrants that (a) Maker is a duly organized and existing limited liability company and is duly authorized to make and perform this Note, which constitutes a valid and enforceable obligation of Maker; (b) neither the making of this Note nor the performance by Maker of its obligations hereunder will violate any provision of law currently in effect or any agreement, indenture, note, or other instrument currently binding upon Maker; and (c) no authority from or approval by any governmental body, commission, or agency, State or Federal, is requisite to the making or validity of this Note.

    5.   The occurrence of any one or more of the following events shall constitute a default under this Note:

          (a)   Maker fails to pay any interest and/or principal hereunder when due;

          (b)  Any representation or warranty set forth herein is materially false when made;

          (c)  The issuance of attachment, execution or other similar process against all or substantially all of the assets of Maker, or against any asset which is now or hereafter given as collateral security for this Note;

          (d)  The application for or the appointment of a receiver or trustee for Maker, by or with the consent of Maker, for all or a substantial part of its property;

          (e)  The making by Maker of any general assignment for the benefit of its creditors;

          (f)   The filing of any petition seeking the voluntary or involuntary bankruptcy of Maker or the filing of a voluntary or involuntary petition or answer seeking reorganization, arrangement or readjustment of the debts of Maker, or for any other relief under the Bankruptcy Code, or under any other insolvency act, law, rule or regulation, state, local, or federal, now or hereafter existing, or any action by Maker indicating consent to, approval of, or acquiescence in, any such petition or proceeding;

          (g)   If an event enumerated in subparagraphs (d), (e) or (f) shall occur with respect to any Guarantor; or

          (h)  An Event of Default shall occur under the Loan Agreement, dated as of the date hereof, between the Maker and the Holder.

    6.   Whenever there is a default under this Note, Holder may, without notice, declare the entire unpaid principal balance of, and all accrued interest on, this Note to be immediately due and payable.

    7.   Failure of Holder to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time.  No waiver shall be valid unless in writing and signed by Holder.

    8.   All rights and remedies of Holder for default under this Note shall be cumulative to the greatest extent permitted by law and shall be available until this Note shall have been paid in full.

    9.   Time shall be of the essence in the payment of all installments of interest and principal on this Note and the performance of all other obligations under this Note.

    10.   Maker and each guarantor of this Note waives presentment; demand; protest; and notice of dishonor, protest, nonpayment, and acceleration.

    11.   Holder may accept late payments or partial payments even though marked "payment in full," without losing any of Holder's rights under this Note.

    12.   This Note and the obligations of the parties hereto and thereto shall be governed by and construed and enforced in accordance with laws of the State of New York, without giving effect to any conflict of laws rules thereof (other than as contained in Section 5-1401 of the General Obligations Law of the State of New York).

    13.   Maker irrevocably consents to the nonexclusive jurisdiction of the state and federal courts located in the County of New York, State of New York in connection with any action or proceeding brought to enforce this Note and waives any objection to the bringing of any such action or proceeding in such court based upon lack of personal or subject matter jurisdiction or improper venue.  Maker agrees that any process or other legal summons in connection with any such action or proceeding may be served by mailing a copy thereof by certified mail, or any substantially similar form of mail, addressed to Maker at the address set forth in this Note.

    14.   Maker hereby unconditionally and irrevocably waive any and all right to trial by jury in any action, suit, counterclaim or cross-claim arising in connection with, out of or otherwise relating to this Note.

MAKER:

SABER MANAGEMENT-KENTUCKY, LLC

By: /s/ David A. Sullivan David A. Sullivan, President